Carriage Services Announces Record First Quarter Results
HOUSTON - April 21, 2021 - Carriage Services, Inc. (NYSE: CSV) today announced results for the first quarter ended March 31, 2021. Mel Payne, Chairman and CEO, stated, “We had a record first quarter performance in four of five operating and financial reporting segments to start 2021, as Total Revenue increased $19.1 million or 24.7% to $96.6 million, Field EBITDA increased $15.7 million or 52.1% to $45.8 million, Adjusted Consolidated EBITDA increased $11.8 million or 51.7% to $34.7 million, Adjusted Free Cash Flow increased $14.5 million or 115.3% to $27.1 million, and Adjusted Diluted EPS increased $0.46 or 131.4% to $0.81 compared to $0.35 in 2020. Our Field Margins in all five segments continued to be extraordinarily high compared to 2020, reflected by a Total Field EBITDA Margin of 47.4%, up 860 basis points, Adjusted Consolidated EBITDA Margin of 35.9%, up 640 basis points, and Adjusted Free Cash Flow Margin of 28.1%, up 1,180 basis points.
Our credit profile continued to rapidly improve as reflected by a reduction in our Total Debt to EBITDA Ratio from 4.4 times at December 31, 2020 (Total Debt of $461.1 million / EBITDA of $104.3 million) to 3.8 times (Total Debt of $439.4 million / Rolling Four Quarter EBITDA of $116.1 million). We have achieved a reduction in our Total Debt to EBITDA Leverage Ratio of 2.2 times in only 15 months (from 6.0 times at January 3, 2020 to 3.8 times at March 31, 2021), a truly remarkable achievement whose story was fully told and explained in my recent 50 page 2020 Shareholder Letter with the cover theme, “A TALE OF HIGH PERFORMANCE TRANSFORMATION.”
The balance of this 2021 first quarter earnings release will be equivalent to an extension of my 2020 Shareholder Letter, i.e. a journey through “highly transparent” high performance data sequentially shown on the following pages as follows:
•First Quarter 2021 Comparative Performance Highlights;
•Five Quarter Trend Report ending March 31, 2021;
•Same Store Funeral Revenue Monthly Trends and Drivers Six Months Ending March 2021;
•First Quarter 2021 versus 2020 Variable Overhead/Incentive Compensation Comparison; and
•Rolling Four Quarter Outlook ending March 31, 2022 and Updated and Increased Two Year Scenario 2021/2022.
FIRST QUARTER 2021 COMPARATIVE PERFORMANCE HIGHLIGHTS
•Total Revenue of $96.6 million compared to $77.5 million, an increase of 24.7%;
•Total Field EBITDA of $45.8 million compared to $30.1 million, an increase of 52.1%;
•Total Field EBITDA Margin of 47.4% compared to 38.8%, an increase of 860 basis points;
•Adjusted Consolidated EBITDA of $34.7 million compared to $22.8 million, an increase of 51.7%;
•Adjusted Consolidated EBITDA Margin of 35.9% compared to 29.5%, an increase of 640 basis points;
•Adjusted Diluted EPS of $0.81 compared to $0.35, an increase of 131.4%;
•Adjusted Free Cash Flow of $27.1 million compared to $12.6 million, an increase of 115.3%;
•Adjusted Free Cash Flow Margin of 28.1% compared to 16.3%, an increase of 1,180 basis points;
•Total Debt reduction during the first quarter of $21.7 million (4.7%) to $439.4 million;
•Net Income of $12.9 million, an increase of $17.1 million equal to 408.1%; and
•GAAP Diluted EPS of $0.71, an increase of $0.94 per share equal to 408.7%.

FIVE QUARTER TREND REPORT
We report our performance results publicly using the same highly transparent Non-GAAP “Trend Reports” that we use internally and which have been explained in previous shareholder letters, including Five Year and Five Quarter Trend Reports that reflect long and short term trends in our core operating, financial and overhead sectors over time. Shown below are highlights from our Five Quarter Trend Report that clearly reflect the accelerating transformative performance process that has occurred at Carriage over the last 15 months.

FIVE QUARTER OPERATING AND FINANCIAL TREND REPORT HIGHLIGHTS
(000’s except for volume, averages & margins)	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
Funeral Same Store Contracts	9,058	9,056	9,420	10,172	11,028
Average Revenue Per Contract (1)	$5,155	$4,891	$5,069	$5,158	$5,140
Funeral Same Store Burial Contracts	3,339	3,273	3,370	3,777	4,038
Funeral Same Store Burial Rate	36.9%	36.1%	35.8%	37.1%	36.6%
Average Revenue Per Burial Contract	$9,069	$8,688	$8,984	$9,013	$8,987
Funeral Same Store Cremation Contracts	4,985	5,199	5,382	5,697	6,285
Funeral Same Store Cremation Rate	55.0%	57.4%	57.1%	56.0%	57.0%
Average Revenue Per Cremation Contract	$3,299	$3,075	$3,285	$3,251	$3,294
Funeral Same Store Revenue	$46,696	$44,297	$47,750	$52,472	$56,683
Funeral Same Store EBITDA	$18,062	$18,726	$19,906	$23,115	$25,812
Funeral Same Store EBITDA Margin	38.7%	42.3%	41.7%	44.1%	45.5%
Funeral Acquisition Revenue	$8,885	$9,023	$8,204	$9,348	$10,139
Funeral Acquisition EBITDA	$3,247	$3,754	$2,941	$3,683	$4,467
Funeral Acquisition EBITDA Margin	36.5%	41.6%	35.8%	39.4%	44.1%
Cemetery Same Store Preneed Property Contracts Sold	817	931	1,073	1,039	1,167
Cemetery Same Store Preneed Sales Revenue	$6,967	$8,286	$8,319	$9,230	$9,302
Cemetery Same Store Revenue	$10,907	$11,611	$14,393	$14,784	$14,621
Cemetery Same Store EBITDA	$3,167	$3,656	$6,175	$6,471	$5,711
Cemetery Same Store EBITDA Margin	29.0%	31.5%	42.9%	43.8%	39.1%
Cemetery Acquired Preneed Property Contracts Sold	175	295	304	345	338
Cemetery Acquired Preneed Sales Revenue	$2,137	$3,079	$4,073	$5,394	$5,089
Cemetery Acquisition Revenue	$2,799	$4,055	$5,220	$5,509	$6,980
Cemetery Acquisition EBITDA	$827	$1,434	$2,335	$2,532	$4,102
Cemetery Acquisition EBITDA Margin	29.5%	35.4%	44.7%	46.0%	58.8%
Total Financial Revenue	$4,237	$4,682	$5,591	$5,226	$5,682
Total Financial EBITDA	$3,820	$4,456	$5,242	$4,887	$5,281
Total Financial EBITDA Margin	90.2%	95.2%	93.8%	93.5%	92.9%
Total Revenue	$77,490	$77,477	$84,393	$90,088	$96,637
Total Field EBITDA	$30,094	$33,221	$37,309	$41,318	$45,787
Total Field EBITDA Margin	38.8%	42.9%	44.2%	45.9%	47.4%
Adjusted Consolidated EBITDA	$22,840	$25,444	$27,666	$28,300	$34,657
Adjusted Consolidated EBITDA Margin	29.5%	32.8%	32.8%	31.4%	35.9%
Adjusted Diluted EPS	$0.35	$0.45	$0.51	$0.57	$0.81
Adjusted Free Cash Flow	$12,607	$17,878	$27,608	$11,870	$27,140
Adjusted Free Cash Flow Margin	16.3%	23.1%	32.7%	13.2%	28.1%

(1)	Excludes Preneed Funeral interest earnings reflected in Total Financial Revenue.

Since we included comparative YTD February 2021 performance highlights along with commentary in my recent Shareholder Letter, the primary takeaway from the Five Quarter Trend Report other than the spectacular record Same Store Funeral performance in the first quarter (monthly trends covered below in the next section of this release) is the continuing broad preneed property sales momentum in our cemetery portfolio. As our cemetery atneed performance is highly correlated with our funeral volumes and revenues and might subside along with funeral volumes in a more normalized death rate environment, our preneed property sales momentum should build throughout the balance of the year to a sustainable level much higher than ever before, particularly within our Cemetery Acquisition Portfolio, which I comprehensively covered on pages 29-33 of my Shareholder Letter.

SAME STORE FUNERAL MONTHLY REVENUE TRENDS/DRIVERS SIX MONTHS ENDING MARCH 2021
(000’s except for volume, averages)	2020 versus 2019			2021 versus 2020
Same Store Funeral	OCT	NOV	DEC	JAN	FEB	MAR	APR EST.
Contracts (volume) 2020/2021	3,061	3,060	4,051	4,195	3,539	3,294	3,050
Contracts (volume) 2019/2020	2,865	2,734	2,991	3,136	2,849	3,073	3,185
Volume Variance	196	326	1,060	1,059	690	221	(135)
Average Revenue Per Contract 2020/2021(1)	$5,268	$5,156	$5,077	$5,167	$5,031	$5,222	$5,250
Average Revenue Per Contract 2019/2020(1)	$5,330	$5,179	$5,369	$5,263	$5,245	$4,962	$4,621
Average Revenue Per Contract Variance	$(62)	$(23)	$(292)	$(96)	$(214)	$260	$629
Operating Revenue 2020/2021(1)	$16,126	$15,778	$20,568	$21,677	$17,806	$17,200	$16,012
Operating Revenue 2019/2020(1)	$15,272	$14,161	$16,059	$16,506	$14,942	$15,249	$14,719
Operating Revenue Variance	$854	$1,617	$4,509	$5,171	$2,864	$1,951	$1,293
Net Revenue Volume Variance	$1,045	$1,688	$5,691	$5,574	$3,619	$1,096	$(624)
Net Revenue Average Variance	$(191)	$(71)	$(1,182)	$(403)	$(755)	$855	$1,917
Net Revenue Variance	$854	$1,617	$4,509	$5,171	$2,864	$1,951	$1,293

(1)	Excludes Preneed Funeral interest earnings reflected in Total Financial Revenue.
As the above table shows, the primary driver of our huge increase in Same Store Funeral Revenue (and Field EBITDA Dollars and Margins) in the fourth quarter of 2020 and first quarter of 2021 was the peak spike in COVID deaths in December, January and February, offset somewhat by lower revenue averages. Some of the volume increase during this period and all during this past year of the pandemic has been market share gains throughout our funeral portfolio, as covered in my Shareholder Letter.
As shown above for March and forecast April 2021 Same Store Funeral Revenue, we are now experiencing a more normal pre-COVID level of funeral volumes yet continuing to have higher revenues year over year because of much higher revenue averages compared to the peak lows in the initial phase of the Coronavirus Pandemic shock in March/April 2020. We should experience a net increase in same store revenues for April as our forecast for the last two weeks of April reflects a continuing rapid increase in both our burial and cremation revenue averages that are more than compensating for the normalization of volumes.
FIRST QUARTER 2021 VERSUS 2020 VARIABLE OVERHEAD/INCENTIVE COMPENSATION COMPARISON
Our public Five Year, Five Quarter and internal Monthly, Quarterly and Year-To-Date Trend Reports are broken into five separate operating and financial segments that reflect Revenue, Field EBITDA and Field EBITDA Margin “trends over time.” Our High Performance Standards for defining success in both our funeral and cemetery portfolios are designed and heavily weighted around these revenue and margin “trend metrics” with EBITDA (dollars) one of two primary determinants for our Being The Best Annual Incentive Program, and the other being compound annual revenue growth and margin range (more compound annual revenue growth and higher margin range pays increasingly more with no limit).
Our five field reporting segments do not conform to GAAP or SEC segment requirements, as we do not allocate any corporate overhead to our individual business units whose Managing Partners are judged only by what they control locally, i.e. their important share of one of the four operating segments in our Trend Reports (Same Store and

Acquisition Funeral, Same Store and Acquisition Cemetery). The Total Field Revenue, EBITDA and EBITDA Margin are therefore the consolidated performance of our individual funeral home and cemetery businesses plus the financial revenue that has been recognized primarily from our three preneed trusts (funeral merchandise and service, cemetery merchandise and service, cemetery perpetual care).
Our Overhead segment is shown below Total Field EBITDA in our Trend Reports and is broken into three categories: Total Regional Overhead (mostly fixed with four segments comprised of three Regional Partners and one National Sales and Marketing Partner, plus seven Directors of Support-Operations and three Directors of Support-Sales); Total Corporate Overhead (mostly fixed comprised of eight different departments in our Houston Support Center); and Total Variable Overhead consisting of two major categories, field and corporate incentive compensation accruals (and payments after each calendar year), and various types of non-recurring items (termination or severance costs, legal settlements, natural disaster costs (floods, hurricanes, Pandemic, etc.).
As covered in my Shareholder Letter, we have had a series of significant nonrecurring items related to the two and a half year process of High Performance Transformation since September 12, 2018. After we complete the planned refinancing of our balance sheet, our Total Overhead Margin as a percentage of Total Revenue should normalize over the Two Year Scenario ending 2022 (before any new acquisitions) within a range of 11% to 12%, with Variable Overhead comprised of mostly incentive compensation representing about one-third of Total Overhead.
This past year of COVID-19 Pandemic created a lot of distortion at certain points in our Variable Overhead reporting as shown below in the comparison of first quarter 2021 to first quarter 2020.

FIRST QUARTER COMPARISON (000's)
OVERHEAD	2020	2021	Variance $	Variance %
Total Variable	$1,636	$6,900	$5,264	321.8%
Total Regional	1,038	1,199	161	15.5%
Total Corporate	5,197	5,500	303	5.8%
Total Overhead	$7,871	$13,599	$5,728	72.8%
% Total Revenue	10.2%	14.1%	390 bp	38.2%

Corporate Incentive Compensation	$—	$1,100	$1,100	N/A
Field Incentive Compensation	794	3,026	2,232	281.1%
Separation Expenses	484	1,588	1,104	228.1%
Pandemic Costs	103	854	751	729.1%
Acquisition/Divestiture Expenses	171	185	14	8.2%
Other Variable	84	147	63	75.0%
Total Variable Overhead	$1,636	$6,900	$5,264	321.8%
% Total Revenue	2.1%	7.1%	500 bp	238.1%
As shown in the table of first quarter 2020 to 2021 overhead comparisons, the initial shock of the Coronavirus pandemic in mid-March of 2020 caused us to plan for the worst and control/reduce all costs until we could have more certainty about the impact on our business and financial flexibility. Our Executive and Senior Leadership Teams immediately took salary reductions and we eliminated all corporate incentive compensation. After adapting quickly beginning in mid-April, our performance trended higher month by month and accelerated during the second half of the year.
Once the Field Revenue, EBITDA and EBITDA Margin Trends became our friend in the second quarter of 2020, we eliminated the salary reductions and began to add increasingly high amounts of corporate and field incentive compensation to Variable Overhead starting in June. Our Variable Overhead increased from $1.6 million in first quarter 2020 to $3.7 million in the second, $4.1 million in the third and then $6.7 million in the fourth as December exploded with broadly higher Revenue and EBITDA Margin performance across our funeral and cemetery portfolios.
If not for a huge increase in our annual Being The Best and five year Good To Great field and corporate incentive accruals in December 2020, our fourth quarter performance would have been much higher than Adjusted Consolidated EBITDA of $28.3 million, Adjusted Consolidated EBITDA Margin of 31.4% (compared to 32.8% in second and third quarter of 2020 and 35.9% in first quarter 2021) and EPS of $0.57 (compared to $0.45 in second quarter 2020, $0.51 in third quarter 2020, and $0.81 in first quarter 2021).
We had two members of our previously ten member Executive Team resign at the beginning of February 2021 (one to retire, the other to pursue a career opportunity elsewhere). Both left Carriage on good terms with strong bench strength in their respective Houston Support Center Teams and therefore won’t be replaced by anyone from outside of Carriage, which should result in a decrease in normalized corporate overhead for the balance of 2021.
Last year amidst such uncertainty we were somewhat cautious of over-accruing for incentive compensation, so we were constantly behind and often surprised at our own deep, broad and sustainable High Performance Transformation, especially in the second half of the year. Yet even after a record first quarter in 2021 that would be difficult to sustain, we remain confident about 2021 being another record annual performance and therefore have aggressively added to our field and corporate incentive compensation accruals to “Pay All High Performers” for their continuing High Performance.
The really great news for our shareholders is that even after paying the most generous one and five year performance incentives to our High Performance Hero Managing Partners in the sixty year history of deathcare consolidation, the remaining share of the High Performance retained for value creation should drive market beating compounded shareholder returns for the entire second five year timeframe of Carriage’s Good To Great II Journey ending in 2024, a concept which I explained in section XI on page 42 of my shareholder letter titled, “Observations about 2020 and The Evolution of our Standards Operating Model,” concluded Mr. Payne.
ACTUAL RESULTS, UPDATED TWO YEAR SCENARIO AND ROLLING FOUR QUARTER OUTLOOK
Ben Brink, Chief Financial Officer stated, “We are excited to once again increase our Roughly Right Scenario for 2021 and 2022. The increase in our performance expectation through 2022 is reflective of the continued High Performance execution we have witnessed across our portfolio as well as our expectations that the following drivers will only accelerate High Performance over the coming years:
1.Increased Cemetery Preneed Sales leading to higher Cemetery Revenue growth rates with higher sustained Cemetery Field EBITDA Margins;
2.Continuation of local market share gains across our funeral home portfolio;
3.Growth in Average Revenue per Funeral Contract, particularly Cremation contracts;
4.Sustained higher plateau of Financial Revenue and Financial EBITDA; and
5.Higher Returns on Invested Capital from continued disciplined capital allocation combined with a lower Cost of Capital.

We are introducing an updated Rolling Four Quarter Outlook that captures almost a full year of anticipated lower interest costs post a potential senior note refinancing transaction. The Roughly Right Ranges of performance outcomes through 2022 represent realistic estimates for our performance by taking into account the current momentum in operating performance trends while remaining conservative due to the relative unknown trajectory of the Coronavirus Pandemic and the impact of the current vaccination campaign on the death rate in the short term. Despite the near to intermediate term unknowns, Carriage has numerous known drivers of future High Performance that, when combined with continued execution by our Managing Partners and their employee teams, provide us with multiple opportunities to achieve even higher results than outlined below:

Performance Metric	2019A	2020A	LTM	2021	RFQO	2022	3 Year Midpoint CAGR
Total Revenue	$274.1	$329.4	$348.6	$340 - $350	$340 - $350	$345 - $355	8.5%
Total Field EBITDA	$109.8	$141.9	$157.6	$150 - $155	$150 - $155	$155 - $160	12.8%
Total Field EBITDA Margin	40%	43%	45.2%	44% - 45%	44% - 45%	44.5% - 45.5%	4.0%
Adjusted Consolidated EBITDA	$76.6	$104.3	$116.1	$112 - $118	$112 - $118	$116 - $122	15.8%
Adjusted Consolidated EBITDA Margin	27.9%	31.6%	33.3%	32% - 33%	32% - 33%	32.5% - 33.5%	5.7%
Adjusted Diluted EPS	$1.25	$1.86	$2.34	$2.45 - $2.55	$2.45 - $2.55	$2.60 - $2.80	29.2%
Adjusted Free Cash Flow	$38.8	$70.0	$84.5	$65 - $69	$70 - $74	$72 - $76	24.0%
Adjusted FCF Margin	14.2%	21.2%	24.2%	19% - 20%	19.5% - 20.5%	20% - 21%	13.0%
Total Debt Outstanding	$534(1)	$461.1	$439.4	$425 - $435	$400 - $412	$370 - $380	(11.1)%
Total Debt to EBITDA Multiple	7.0(2)	4.4	3.8	3.8 - 4.0	3.5 – 3.7	3.2 – 3.4	N/A

(1)	January 3, 2020 acquisition of Oakmont and peak debt.
(2)	Does not include proforma EBITDA for acquisitions.
ADJUSTED FREE CASH FLOW AND LEVERAGE RATIO

	Three Months Ended March 31,
	2020	2021
Cash Flow Provided by Operating Activities	$13,546	$26,811
Cash used for Maintenance Capital Expenditures	(1,556)	(2,140)
Free Cash Flow	$11,990	$24,671

Plus: Incremental Special Items:
Acquisition Expenses	114	—
Severance and Separation Costs	288	1,575
Litigation Reserve	75	—
Natural Disaster and Pandemic Costs	140	894
Adjusted Free Cash Flow	$12,607	$27,140
Our Adjusted Free Cash Flow in the first quarter increased 115.3% to $27.1 million and our Adjusted Free Cash Flow Margin, which is the amount of Free Cash Flow Carriage generates for every dollar of Revenue, increased an incredible 1,180 basis points to 28.1%. For the last twelve months our Adjusted Free Cash Flow totaled $84.5 million and our Adjusted Free Cash Flow Margin expanded to 24.2%.
When we made the decisions to acquire the four large, high quality businesses at the end of 2019 and early 2020, which increased our proforma Total Debt to Adjusted Consolidated EBITDA Leverage Ratio to 6.0 times, we made a commitment to use our internally generated Free Cash Flow to quickly reduce leverage and eliminate the perceived ‘riskiness’ of Carriage's highly levered balance sheet. Driven by our record operating performance including Adjusted Consolidated EBITDA growth from $76.6 million in 2019 to $116.1 million over the past twelve months, we have rapidly and hugely exceeded all of our original deleveraging expectations.
Our Adjusted Consolidated EBITDA to Total Debt Leverage Ratio fell to 3.8 times at the end of the first quarter, a 2.2 times decrease from January 3, 2020 and a 0.6 times decrease since the end of 2020. The rapid and significant reduction in our leverage ratio and total debt outstanding has increased our financial flexibility and will enable Carriage to enter into what we strongly believe will be a long term ‘sweet spot’ for shareholder value creation capital allocation opportunities with increasing returns on invested capital. With our high and growing amount of Adjusted Free Cash Flow and commitment to remain disciplined with our capital allocation decisions we expect the majority of our capital allocation will be self-funded by our own internally generated Free Cash Flow consistent with a policy of maintaining a normalized Leverage Ratio of 4.0 times or below.

TRUST FUND INVESTMENT PERFORMANCE

	Q1 2021	12 months Ended Q1 2021	Annualized 2009 - Q1 2021
CSV Discretionary Portfolio	8.3%	62.0%	14.4%
S&P 500	6.2%	56.3%	15.2%
DJIA	8.3%	53.8%	14.3%
NASDAQ	3.0%	73.5%	20.4%
HY Bond Index	0.8%	23.7%	10.9%

70/30 HY/S&P Bond	2.4%	33.5%	12.4%
We have provided extensive detail of our Trust Fund Portfolio Repositioning Strategy that we executed beginning March 6, 2020 through our 2020 earnings press releases and Mel’s recently released Shareholder Letter. The key components of this Repositioning Strategy was to position the portfolio for increased capital appreciation that would accrue to our underlying preneed funeral and cemetery contracts during a long period of time, and significantly increase the amount of recurring income generated by the portfolio which would primarily benefit the current earnings from our cemetery perpetual care trusts. Most importantly the execution of this strategy was not a one year or one time event, but rather to position our portfolio of three trusts to generate a higher, recurring amount of Financial Revenue and Financial EBITDA to Carriage over the next 3-5 years.
Our first quarter discretionary trust fund portfolio performance was 8.3% compared to 6.2% for the S&P 500. Over the last year, which encompasses the entire period since we began to execute our strategy, our total return was 62% versus 56.3% for the S&P 500 and 33.5% for our 70/30 HY Bond/S&P 500 benchmark. This performance in our trust funds translated into a $1.45 million or 34.1% gain in Financial Revenue and a $1.46 million or 38.2% increase in our Financial EBITDA in the first quarter. The $5.7 million of Financial Revenue in the first quarter should remain consistent throughout 2021, which aligns with our previously stated proforma estimates of $22.0 - $23.0 million of Financial Revenue at a 94% - 95% Financial EBITDA Margin,” concluded Mr. Brink.

Mr. Payne continued, “My Shareholder Letter titled “A TALE OF HIGH PERFORMANCE TRANSFORMATION” took 50 pages to describe the amazing story of Carriage’s transformation from September 12, 2018 until now, including during a “once in a lifetime” Coronavirus Pandemic that began in March 2020 and is continuing. The way we think about our individual businesses and our company is the same as how we report our performance results each quarter and year:
•A Ten Year Being The Best Vision with a Five Year Strategy with “Roughly Right Ranges” of outcomes for each of our five operating and financial reporting segments, plus our Overhead segment;
•A continuously updated (quarterly) Rolling Four Quarter Outlook and actual Rolling Four Quarter, Five Quarter and Five Year Trend Reports that reflect how we are “trending over time” in each of our major performance categories toward the Five Year “Roughly Right Ranges” of Five Year Strategy Outcomes as we execute our three core models (Standards Operating, 4E Leadership and Strategic Acquisition).
All of these high performance ideas and concepts are captured in the table on the previous page that shows performance highlights from actual 2019, 2020 and Rolling Four Quarters ending March 2021, together with our updated Four Quarter Outlook ending March 2022 and Two Year Scenario for 2021 and 2022. As comprehensively covered in my Shareholder Letter, Carriage has indeed reached the critical mass of Revenue, Adjusted Consolidated EBITDA, Free Cash Flow and EPS that should only get better over time”, concluded Mr. Payne.
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, April 22, 2021 at 9:30 a.m. Central time. To participate in the call, please dial 866-516-3867 (conference ID-8534109) and ask for the Carriage Services conference call. A replay of the conference call will be available through April 27, 2021 and may be accessed by dialing 855-859-2056 (conference ID-8534109). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2020	2021	% Change

Same Store Contracts
Atneed Contracts	7,539	9,295	23.3%
Preneed Contracts	1,519	1,733	14.1%
Total Same Store Funeral Contracts	9,058	11,028	21.7%
Acquisition Contracts
Atneed Contracts	1,606	1,861	15.9%
Preneed Contracts	127	141	11.0%
Total Acquisition Funeral Contracts	1,733	2,002	15.5%
Total Funeral Contracts	10,791	13,030	20.7%

Funeral Operating Revenue
Same Store Revenue	$46,696	$56,683	21.4%
Acquisition Revenue	8,885	10,139	14.1%
Total Funeral Operating Revenue	$55,581	$66,822	20.2%

Cemetery Operating Revenue
Same Store Revenue	$10,907	$14,621	34.1%
Acquisition Revenue	2,799	6,980	149.4%
Total Cemetery Operating Revenue	$13,706	$21,601	57.6%

Total Financial Revenue	$4,237	$5,682	34.1%

Ancillary Revenue	$1,151	$1,207	4.9%

Total Divested/Planned Divested Revenue	$2,815	$1,325	(52.9%)

Total Revenue	$77,490	$96,637	24.7%

Field EBITDA
Same Store Funeral Field EBITDA	$18,062	$25,812	42.9%
Same Store Funeral Field EBITDA Margin	38.7%	45.5%	680 bp
Acquisition Funeral Field EBITDA	3,247	4,467	37.6%
Acquisition Funeral Field EBITDA Margin	36.5%	44.1%	760 bp
Total Funeral Field EBITDA	$21,309	$30,279	42.1%
Total Funeral Field EBITDA Margin	38.3%	45.3%	700 bp

Same Store Cemetery Field EBITDA	$3,167	$5,711	80.3%
Same Store Cemetery Field EBITDA Margin	29.0%	39.1%	1,010 bp
Acquisition Cemetery Field EBITDA	827	4,102	396.0%
Acquisition Cemetery Field EBITDA Margin	29.5%	58.8%	2,930 bp
Total Cemetery Field EBITDA	$3,994	$9,813	145.7%
Total Cemetery Field EBITDA Margin	29.1%	45.4%	1,630 bp

Total Financial EBITDA	$3,820	$5,281	38.2%
Total Financial EBITDA Margin	90.2%	92.9%	270 bp

Ancillary EBITDA	$295	$242	(18.0%)
Ancillary EBITDA Margin	25.6%	20.0%	(560 bp)

Total Divested/Planned Divested EBITDA	$676	$172	(74.6%)
Total Divested/Planned Divested EBITDA Margin	24.0%	13.0%	(1,100 bp)

Total Field EBITDA	$30,094	$45,787	52.1%
Total Field EBITDA Margin	38.8%	47.4%	860 bp

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2020	2021	% Change

Overhead
Total Variable Overhead	$1,636	$6,900	321.8%
Total Regional Fixed Overhead	1,038	1,199	15.5%
Total Corporate Fixed Overhead	5,197	5,500	5.8%
Total Overhead	$7,871	$13,599	72.8%
Overhead as a percentage of Revenue	10.2%	14.1%	390 bp

Consolidated EBITDA	$22,223	$32,188	44.8%
Consolidated EBITDA Margin	28.7%	33.3%	460 bp

Other Expenses and Interest
Depreciation & Amortization	$4,549	$4,942
Non-Cash Stock Compensation	831	1,308
Interest Expense	8,428	7,584
Accretion of Discount on Convertible Subordinated Notes	65	20
Gain on Divestitures	—	(308)
Impairment of Goodwill and Other Intangibles	14,693	—
Other, Net	4	68
Pre-Tax Income (Loss)	$(6,347)	$18,574
Net Tax Expense (Benefit)	$(2,150)	$5,641
GAAP Net Income (Loss)	$(4,197)	$12,933	(408.1%)

Special Items, Net of Tax, except for **
Acquisition Expenses	$90	$—
Severance and Separation Costs	228	1,244
Accretion of Discount on Convertible Subordinated Notes **	65	20
Gain on Divestitures	—	(213)
Net Impact of Impairment of Goodwill and Other Intangibles	9,757	—
Litigation Reserve	59	—
Natural Disaster and Pandemic Costs	111	706
Adjusted Net Income	$6,113	$14,690	140.3%
Adjusted Net Income Margin	7.9%	15.2%	730 bp

Adjusted Basic Earnings Per Share	$0.35	$0.82	134.3%
Adjusted Diluted Earnings Per Share	$0.35	$0.81	131.4%

GAAP Basic Earnings (Loss) Per Share	$(0.23)	$0.72	413.0%
GAAP Diluted Earnings (Loss) Per Share	$(0.23)	$0.71	408.7%

Weighted Average Basic Shares Outstanding	17,805	17,965
Weighted Average Diluted Shares Outstanding	17,805	18,199

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$22,223	$32,188	44.8%
Acquisition Expenses	114	—
Severance and Separation Costs	288	1,575
Litigation Reserve	75	—
Natural Disaster and Pandemic Costs	140	894
Adjusted Consolidated EBITDA	$22,840	$34,657	51.7%
Adjusted Consolidated EBITDA Margin	29.5%	35.9%	640 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

		(unaudited)
	December 31, 2020	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$889	$406
Accounts receivable, net	25,103	25,585
Inventories	7,259	7,386
Prepaid and other current assets	2,076	2,076
Total current assets	35,327	35,453
Preneed cemetery trust investments	86,604	92,363
Preneed funeral trust investments	101,235	105,201
Preneed cemetery receivables, net	21,081	21,533
Receivables from preneed trusts, net	16,844	16,976
Property, plant and equipment, net	269,051	267,055
Cemetery property, net	101,134	101,109
Goodwill	392,978	391,972
Intangible and other non-current assets, net	29,542	29,502
Operating lease right-of-use assets	21,201	20,747
Cemetery perpetual care trust investments	70,828	75,815
Total assets	$1,145,825	$1,157,726
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$3,432	$3,301
Accounts payable	11,259	9,543
Accrued and other liabilities	31,138	39,599
Convertible subordinated notes due 2021	2,538	—
Total current liabilities	48,367	52,443
Acquisition debt, net of current portion	4,482	4,442
Credit facility	46,064	27,282
Senior notes due 2026	395,968	396,122
Obligations under finance leases, net of current portion	5,531	5,445
Obligations under operating leases, net of current portion	20,302	19,876
Deferred preneed cemetery revenue	47,846	48,840
Deferred preneed funeral revenue	27,992	28,181
Deferred tax liability	46,477	47,991
Other long-term liabilities	4,748	2,677
Deferred preneed cemetery receipts held in trust	86,604	92,363
Deferred preneed funeral receipts held in trust	101,235	105,201
Care trusts’ corpus	69,707	75,360
Total liabilities	905,323	906,223
Commitments and contingencies
Stockholders’ equity:
Common stock	260	261
Additional paid-in capital	239,989	238,056
Retained earnings	102,303	115,236
Treasury stock	(102,050)	(102,050)
Total stockholders’ equity	240,502	251,503
Total liabilities and stockholders’ equity	$1,145,825	$1,157,726

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2020	2021

Revenue:
Service revenue	$40,732	$47,757
Property and merchandise revenue	31,271	41,896
Other revenue	5,487	6,984
	77,490	96,637
Field costs and expenses:
Cost of service	21,057	20,967
Cost of merchandise	25,063	28,520
Cemetery property amortization	877	1,517
Field depreciation expense	3,290	3,136
Regional and unallocated funeral and cemetery costs	2,756	6,073
Other expenses	1,276	1,363
	54,319	61,576
Gross profit	23,171	35,061

Corporate costs and expenses:
General, administrative and other	5,946	8,834
Home office depreciation and amortization	382	289
Net loss (gain) on divestitures and impairment charges	14,693	(308)
Operating income	2,150	26,246

Interest expense	(8,428)	(7,584)
Accretion of discount on convertible subordinated notes	(65)	(20)
Other, net	(4)	(68)
Income (loss) before income taxes	(6,347)	18,574
Benefit (expense) for income taxes	2,136	(5,758)
Tax adjustment related to certain discrete items	14	117
Total benefit (expense) for income taxes	2,150	(5,641)
Net income (loss)	$(4,197)	$12,933

Basic earnings (loss) per common share:	$(0.23)	$0.72
Diluted earnings (loss) per common share:	$(0.23)	$0.71

Dividends declared per common share:	$0.075	$0.1000
Weighted average number of common and common equivalent shares outstanding:
Basic	17,805	17,965
Diluted	17,805	18,199

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2020	2021
Cash flows from operating activities:
Net income (loss)	$(4,197)	$12,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,549	4,942
Provision for bad debt and credit losses	690	588
Stock-based compensation expense	831	1,307
Deferred income tax expense	3,596	1,514
Amortization of deferred financing costs	200	194
Amortization of capitalized commissions and non-compete agreements	328	320
Accretion of discount on convertible subordinated notes	65	20
Accretion of discount, net of debt premium on senior notes	75	80
Net loss (gain) on divestitures and impairment charges	14,693	(308)
Net loss on disposal of other assets	60	328
Other	19	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	2,179	(1,521)
Inventories, prepaid and other current assets	(8,748)	(153)
Intangible and other non-current assets	(290)	(291)
Preneed funeral and cemetery trust investments	(2,890)	(2,952)
Accounts payable	(2,133)	(1,712)
Accrued and other liabilities	(114)	6,853
Deferred preneed funeral and cemetery revenue	1,080	1,183
Deferred preneed funeral and cemetery receipts held in trust	3,553	3,486
Net cash provided by operating activities	13,546	26,811

Cash flows from investing activities:
Acquisition of businesses	(28,000)	—
Acquisition of real estate	—	(350)
Proceeds from divestitures and sale of other assets	78	2,800
Capital expenditures	(2,738)	(4,347)
Net cash used in investing activities	(30,660)	(1,897)

Cash flows from financing activities:
Borrowings from the credit facility	63,200	15,168
Payments against the credit facility	(33,000)	(34,068)
Repurchase of the convertible subordinated notes due 2021	—	(3,980)
Payment of debt issuance and transaction costs	(14)	(7)
Payments on acquisition debt and obligations under finance leases	(487)	(233)
Payments on contingent consideration recorded at acquisition date	(169)	(461)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	361	625
Taxes paid on restricted stock vestings and exercises of stock options	(234)	(642)
Dividends paid on common stock	(1,339)	(1,799)
Net cash provided (used in) by financing activities	28,318	(25,397)

Net increase (decrease) in cash and cash equivalents	11,204	(483)
Cash and cash equivalents at beginning of year	716	889
Cash and cash equivalents at end of year	$11,920	$406

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this press release.
The term “same store” refers to funeral homes and cemeteries acquired prior to January 1, 2017 and owned and operated for the entirety of each period being presented, excluding certain funeral home and cemetery businesses that we intend to divest. The term “acquired” or “acquisition” refers to funeral homes and cemeteries purchased after December 31, 2016, excluding any funeral home and cemetery businesses that we intend to divest.
The Non-GAAP financial measures used in this press release and the definitions of them used by the Company for our internal management purposes in this press release are described below.
•Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate of 21.0%, except for the tax adjustment related to certain discrete items and the accretion of discount on Convertible Subordinated Notes, as this is a non-tax deductible item. The net loss (gain) on divestitures and other costs and the net impact of impairment of goodwill and other intangibles are net of the operating tax rate in the respective quarter.
•Adjusted Net Income is defined as net income after adjustments for Special Items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
•Adjusted Net Income Margin is defined as Adjusted Net Income as a percentage of total revenue.
•Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.
•Consolidated EBITDA Margin is defined as Consolidated EBITDA as a percentage of total revenue.
•Adjusted Consolidated EBITDA is defined as Consolidated EBITDA after adjustments for Special Items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
•Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of total revenue.
•Adjusted Free Cash Flow is defined as cash flow provided by operating activities, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.
•Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow as a percentage of total revenue.
•Funeral Field EBITDA is defined as funeral operating income, excluding depreciation and amortization, regional and unallocated costs, gain/loss on divestitures and impairment charges, Financial EBITDA, Ancillary EBITDA and Divested/Planned Divested EBITDA related to the Funeral Home segment.
•Funeral Field EBITDA Margin is defined as Funeral Field EBITDA as a percentage of total funeral operating revenue.
•Cemetery Field EBITDA is defined as cemetery operating income, excluding depreciation and amortization, regional and unallocated costs, gain/loss on divestitures and impairment charges, Financial EBITDA and Divested/Planned Divested EBITDA related to the Cemetery segment.
•Cemetery Field EBITDA Margin is defined as Cemetery Field EBITDA as a percentage of total cemetery operating revenue.
•Funeral Financial EBITDA is defined as Funeral Financial Revenue (preneed funeral insurance commissions and preneed funeral trust and insurance) less the related expenses. Funeral Financial Revenue and the related expenses are presented within Other Revenue and Other Expenses, respectively, on the Condensed Consolidated Statement of Operations.

•Funeral Financial EBITDA Margin is defined as Funeral Financial EBITDA as a percentage of Funeral Financial Revenue.
•Cemetery Financial EBITDA is defined as Cemetery Financial Revenue (preneed cemetery trust earnings and preneed cemetery finance charges) less the related expenses. Cemetery Financial Revenue and the related expenses are presented within Other Revenue and Other Expenses, respectively, on the Condensed Consolidated Statement of Operations.
•Cemetery Financial EBITDA Margin is defined as Cemetery Financial EBITDA as a percentage of Cemetery Financial Revenue.
•Total Financial Revenue is the sum of Funeral Financial Revenue (preneed funeral insurance commissions and preneed funeral trust and insurance) and Cemetery Financial Revenue (preneed cemetery trust earnings and preneed cemetery finance charges).
•Total Financial EBITDA is the sum of Funeral Financial EBITDA and Cemetery Financial EBITDA.
•Total Financial EBITDA Margin is defined as Total Financial EBITDA as a percentage of Funeral Financial Revenue and Cemetery Financial Revenue.
•Ancillary Revenue is defined as revenues from our ancillary businesses, which include a flower shop, pet cremation business and online cremation business. Ancillary Revenue and the related expenses are presented within Other Revenue and Other Expenses, respectively, on the Condensed Consolidated Statement of Operations.
•Ancillary EBITDA is defined as Ancillary Revenue, less expenses related to our ancillary businesses noted above.
•Ancillary EBITDA Margin is defined as Ancillary EBITDA as a percentage of Ancillary Revenue.
•Divested/Planned Divested Revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested and intend to divest.
•Divested/Planned Divested EBITDA is defined as Divested/Planned Divested Revenue, less field level and financial expenses related to the divested/planned divested businesses noted above.
•Divested/Planned Divested EBITDA Margin is defined as Divested/Planned Divested EBITDA as a percentage of Divested/Planned Divested Revenue.
•Total Field EBITDA is the sum of Funeral Field EBITDA, Cemetery Field EBITDA, Total Financial EBITDA, Ancillary EBITDA and Divested/Planned Divested EBITDA.
•Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of total revenue.
•Adjusted Basic Earnings Per Share (EPS) is defined as GAAP basic earnings per share, adjusted for Special Items.
•Adjusted Diluted Earnings Per Share (EPS) is defined as GAAP diluted earnings per share, adjusted for Special Items.
•Total Debt Outstanding is defined as indebtedness under our bank credit facility, Convertible Subordinated Notes due 2021 and Senior Notes due 2026, acquisition debt and finance leases.
•Total Debt to EBITDA Multiple is defined as Total Debt Outstanding to Adjusted Consolidated EBITDA.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenue, Field EBITDA (the individual business’ cash earning power/locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Funeral and Cemetery Operating Income is defined as Revenue less “Field costs and expenses” - a line item encompassing these areas of costs: i) Funeral and cemetery field costs, ii) Field depreciation and amortization expense, iii) Regional and unallocated funeral and cemetery costs, and iv) Gain/loss on divestitures and impairment charges. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Total Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of Adjusted Consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Limitations of the Usefulness of These Measures
Our Total Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA, Cemetery Field EBITDA, Funeral Financial EBITDA, Cemetery Financial EBITDA, Ancillary EBITDA and Divested/Planned Divested EBITDA are not consolidated measures of profitability.
Funeral and Cemetery Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation to Funeral and Cemetery Operating Income, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. Carriage Services strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income (Loss) to Adjusted Net Income (in thousands):

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
Net Income (Loss)	$(4,197)	$6,397	$5,525	$8,365	$12,933
Special Items, Net of Tax(1)
Acquisition Expenses	90	36	—	(135)	—
Severance and Separation Costs	228	217	—	—	1,244
Performance Awards Cancellation and Exchange	—	56	84	84	—
Accretion of Discount on Convertible Subordinated Notes(1)	65	66	69	16	20
Net Loss (Gain) on Divestitures and Other Costs(2)	—	—	3,245	1,317	(213)
Net Impact of Impairment of Goodwill and Other Intangibles(2)	9,757	51	—	124	—
Litigation Reserve	59	154	—	—	—
Natural Disaster and Pandemic Costs	111	657	268	250	706
Other Special Items	—	371	(47)	—	—
Tax Adjustment Related to Certain Discrete Items (1)	—	—	—	400	—
Adjusted Net Income	$6,113	$8,005	$9,144	$10,421	$14,690

(1)	Special Items are typically taxed at the federal statutory rate of 21.0%, except for the Accretion of Discount on Convertible Subordinated Notes, as this is a non-tax deductible item, the Tax Adjustment Related to Certain Discrete Items, the Net Loss (Gain) on Divestitures and Other Costs and the Net Impact of Impairment of Goodwill and Other Intangibles (discussed below).
(2)	The Net Loss (Gain) on Divestitures and Other Costs Special Item and the Net Impact of Impairment of Goodwill and Other Intangibles Special Item are net of the operating tax rate in the respective quarter.

Reconciliation of Net Income (Loss) to Consolidated EBITDA, Adjusted Consolidated EBITDA (in thousands) and Adjusted Consolidated EBITDA Margin:

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
Net Income (Loss)	$(4,197)	$6,397	$5,525	$8,365	$12,933
Total Expense (Benefit) for Income Taxes	(2,150)	3,449	2,859	4,394	5,641
Income (Loss) Before Income Taxes	$(6,347)	$9,846	$8,384	$12,759	$18,574

Interest Expense	8,428	8,352	8,007	7,728	7,584
Accretion of Discount on Convertible Subordinated Notes	65	66	69	16	20
Non-Cash Stock Compensation	831	715	927	897	1,308
Depreciation & Amortization	4,549	4,698	5,033	5,109	4,942
Net Loss (Gain) on Divestitures	—	—	4,917	1,832	(308)
Impairment of Goodwill and Other Intangibles	14,693	—	—	—	—
Other, Net	4	2	34	(186)	68
Consolidated EBITDA	$22,223	$23,679	$27,371	$28,155	$32,188
Adjusted For:
Acquisition Expenses	114	45	—	(170)	—
Severance and Separation Costs	288	275	—	—	1,575
Litigation Reserve	75	195	—	—	—
Natural Disaster and Pandemic Costs	140	832	340	315	894
Other Special Items	—	418	(45)	—	—
Adjusted Consolidated EBITDA	$22,840	$25,444	$27,666	$28,300	$34,657

Revenue	$77,490	$77,477	$84,393	$90,088	$96,637

Adjusted Consolidated EBITDA Margin	29.5%	32.8%	32.8%	31.4%	35.9%
Reconciliation of Funeral and Cemetery Operating Income to Funeral and Cemetery Field EBITDA (in thousands):

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
Funeral Operating Income (GAAP)	$4,311	$19,869	$13,975	$19,467	$25,876
Depreciation & Amortization	2,944	2,895	2,885	2,862	2,769
Regional & Unallocated Costs	2,326	2,788	3,859	5,375	4,569
Impairment of Goodwill and Other Intangibles	14,693	—	4,917	1,832	(308)
Less:
Funeral Financial EBITDA	(1,997)	(1,921)	(2,119)	(2,150)	(2,251)
Ancillary EBITDA	(295)	(321)	(292)	(278)	(242)
Funeral Divested/Planned Divested EBITDA	(673)	(830)	(378)	(310)	(134)
Funeral Field EBITDA	$21,309	$22,480	$22,847	$26,798	$30,279

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
Cemetery Operating Income (GAAP)	$4,167	$5,291	$8,982	$8,419	$9,493
Depreciation & Amortization	1,223	1,449	1,819	1,885	1,884
Regional & Unallocated Costs	430	929	872	1,478	1,504
Less:
Cemetery Financial EBITDA	(1,823)	(2,535)	(3,123)	(2,737)	(3,030)
Cemetery Divested/Planned Divested EBITDA	(3)	(44)	(40)	(42)	(38)
Cemetery Field EBITDA	$3,994	$5,090	$8,510	$9,003	$9,813
Components of Total Field EBITDA (in thousands):

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
Funeral Field EBITDA	$21,309	$22,480	$22,847	$26,798	$30,279
Cemetery Field EBITDA	3,994	5,090	8,510	9,003	9,813
Funeral Financial EBITDA	1,997	1,921	2,119	2,150	2,251
Cemetery Financial EBITDA	1,823	2,535	3,123	2,737	3,030
Ancillary EBITDA	295	321	292	278	242
Divested/Planned Divested EBITDA	676	874	418	352	172
Total Field EBITDA	$30,094	$33,221	$37,309	$41,318	$45,787
Reconciliation of GAAP Basic Earnings (Loss) Per Share to Adjusted Basic Earnings Per Share:

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
GAAP Basic Earnings (Loss) Per Share	$(0.23)	$0.36	$0.31	$0.47	$0.72
Special Items	0.58	0.09	0.20	0.11	0.10
Adjusted Basic Earnings Per Share	$0.35	$0.45	$0.51	$0.58	$0.82
Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Adjusted Diluted Earnings Per Share:

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
GAAP Diluted Earnings (Loss) Per Share	$(0.23)	$0.36	$0.31	$0.46	$0.71
Special Items	0.58	0.09	0.20	0.11	0.10
Adjusted Diluted Earnings Per Share	$0.35	$0.45	$0.51	$0.57	$0.81

Reconciliation of Cash flow provided by operations to Adjusted Free Cash Flow (in thousands) and Adjusted Free Cash Flow Margin:

	1ST QTR 2020	2ND QTR 2020	3RD QTR 2020	4TH QTR 2020	1ST QTR 2021
Cash Flow Provided by Operating Activities	$13,546	$17,455	$36,821	$15,093	$26,811
Cash used for Maintenance Capital Expenditures	(1,556)	(1,342)	(2,496)	(3,368)	(2,140)
Free Cash Flow	$11,990	$16,113	$34,325	$11,725	$24,671

Plus: Incremental Special Items:
Federal Tax Refund	—	—	(7,012)	—	—
Acquisition Expenses	114	45	—	(170)	—
Severance and Separation Costs	288	275	—	—	1,575
Litigation Reserve	75	195	—	—	—
Natural Disaster and Pandemic Costs	140	832	340	315	894
Other Special Items		418	(45)	—	—
Adjusted Free Cash Flow	$12,607	$17,878	$27,608	$11,870	$27,140

Revenue	$77,490	$77,477	$84,393	$90,088	$96,637

Adjusted Free Cash Flow Margin	16.3%	23.1%	32.7%	13.2%	28.1%
Reconciliation of Actual Results (years ended December 31, 2019 and 2020), Two Year Performance Scenario (estimated years ended December 31, 2021 and 2022), Last Twelve Months (ended March 31, 2021) and Rolling Four Quarter Outlook (ended March 31, 2022).
Earlier in this press release, we present the Two Year Performance Scenario and the Rolling Four Quarter Outlook which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. These are not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following reconciliations are presented within the ranges provided in the Performance Outlook Scenario and Rolling Four Quarter Outlook.
Reconciliation of Net Income to Consolidated EBITDA, Total Field EBITDA (in thousands) and Total Field EBITDA Margin:

	2019A	2020A	LTM	2021E	RFQO	2022E
Net Income	$14,533	$16,090	$33,220	$45,000	$45,000	$50,000
Total Tax Expense	7,883	8,552	16,343	19,000	19,000	21,000
Pretax Income	$22,416	$24,642	$49,563	$64,000	$64,000	$71,000
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	25,763	32,731	31,842	24,000	24,000	19,800
Depreciation & Amortization, including Non-cash Stock Compensation and Other, Net	19,188	22,613	23,536	24,000	24,000	25,200
Net Loss on Divestitures and Impairment Charges	4,846	21,442	6,452	—	—	—
Consolidated EBITDA	$72,213	$101,428	$111,393	$112,000	$112,000	$116,000
Overhead	37,554	40,514	46,242	43,000	43,000	44,000
Total Field EBITDA	$109,767	$141,942	$157,635	$155,000	$155,000	$160,000

Revenue	$274,107	$329,448	$348,595	$345,000	$345,000	$352,000

Total Field EBITDA Margin	40.0%	43.1%	45.2%	44.9%	44.9%	45.5%

Reconciliation of Consolidated EBITDA to Adjusted Consolidated EBITDA (in thousands) and Adjusted Consolidated EBITDA Margin:

	2019A	2020A	LTM	2021E	RFQO	2022E
Consolidated EBITDA	$72,213	$101,428	$111,393	$112,000	$112,000	$116,000
Special Items	4,374	2,822	4,674	2,469	2,500	—
Adjusted Consolidated EBITDA	$76,587	$104,250	$116,067	$114,469	$114,500	$116,000

Revenue	$274,107	$329,448	$348,595	$345,000	$345,000	$352,000

Adjusted Consolidated EBITDA Margin	27.9%	31.6%	33.3%	33.2%	33.2%	33.0%
Reconciliation of Net Income to Adjusted Net Income (in thousands):

	2019A	2020A	LTM	2021E	RFQO	2022E
Net Income	$14,533	$16,090	$33,220	$45,000	$45,000	$50,000
Special Items	7,999	17,593	9,040	1,757	1,850	—
Adjusted Net Income	$22,532	$33,683	$42,260	$46,757	$46,850	$50,000
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share:

	2019A	2020A	LTM	2021E	RFQO	2022E
GAAP Diluted Earnings Per Share	$0.80	$0.89	$1.84	$2.43	$2.43	$2.70
Special Items	0.45	0.97	0.50	0.10	0.10	—
Adjusted Diluted Earnings Per Share	$1.25	$1.86	$2.34	$2.53	$2.53	$2.70
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted Free Cash Flow (in thousands) and Adjusted Free Cash Flow Margin:

	2019A	2020A	LTM	2021E	RFQO	2022E
Cash Flow Provided by Operating Activities	$43,216	$82,915	$96,180	$75,000	$78,000	$85,000
Cash used for Maintenance Capital Expenditures	(8,795)	(8,762)	(9,346)	(10,000)	(10,000)	(11,000)
Special Items	4,374	(4,190)	(2,338)	2,469	2,500	—
Adjusted Free Cash Flow	$38,795	$69,963	$84,496	$67,469	$70,500	$74,000

Revenue	$274,107	$329,448	$348,595	$345,000	$345,000	$352,000

Adjusted Free Cash Flow Margin	14.2%	21.2%	24.2%	19.6%	20.4%	21.0%
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenue, asset sales, cash flow, capital allocation, debt levels, overhead, including field and corporate incentive compensation, or other financial items; any statements of the plans, strategies and objectives of management for future operations, or financing activities; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:
•our ability to find and retain skilled personnel;
•the effects of our incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance;
•our ability to execute our growth strategy;
•the execution of our Standards Operating, 4E Leadership and Standard Acquisition Models;
•the effects of competition;
•changes in the number of deaths in our markets;
•changes in consumer preferences and our ability to adapt to or meet those changes;
•our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy;
•the investment performance of our funeral and cemetery trust funds;
•fluctuations in interest rates;
•our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;
•our ability to meet the timing, objectives and cost saving expectations related to anticipated financing activities, including our deleveraging program, forecasts and planned uses of free cash flow, expected plans and projections for refinancing our senior notes, and future capital allocation, including potential acquisitions, share repurchases, dividend increases, or debt repayment plans;
•our ability to meet the projected financial performance metrics to our updated two-year scenario, if at all;
•the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;
•the financial condition of third-party insurance companies that fund our preneed funeral contracts;
•increased or unanticipated costs, such as insurance or taxes;
•our level of indebtedness and the cash required to service our indebtedness;
•changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;
•effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;
•the potential impact of epidemics and pandemics, including the COVID-19 coronavirus (“COVID-19”), on customer preferences and on our business;
•effects of litigation;
•consolidation of the funeral and cemetery industry;
•our ability to consummate the divestiture of low performing businesses as currently expected, if at all, including expected use of proceeds related thereto;
•our ability to integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto;
•economic, financial and stock market fluctuations,
•interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents,
•our failure to maintain effective control over financial reporting; and
•other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q, and other public filings and press releases, available at www.carriageservices.com.
Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.